UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2023 (August 2, 2023)

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

EZOP Second Amendment and Restatement

On August 2, 2023, Sunnova EZ-Own Portfolio, LLC (the “EZOP”), a wholly owned subsidiary of Sunnova Energy International Inc. (the “Company”), entered into that certain Second Amended and Restated Credit Agreement (the “Amended EZOP Credit Agreement”), which amends and restates that certain Amended and Restated Credit Agreement, dated as of March 27, 2019 (as previously amended, the “Existing EZOP Credit Agreement”), by and among EZOP, as borrower, Sunnova SLA Management, LLC, as manager and as servicer, Sunnova Asset Portfolio 7 Holdings, LLC (“AP7H”), as seller, Atlas Securitized Products Holdings, L.P. (“Atlas”), as administrative agent, and the lenders and other financial institutions party thereto.

The Amended EZOP Credit Agreement provides for a revolving credit facility with an aggregate commitment amount of $875 million and an uncommitted maximum facility amount of $1.0 billion. The maturity date for the EZOP revolving credit facility is November 20, 2025. The proceeds of the loans under the EZOP revolving credit facility are available to purchase or otherwise acquire solar loans (which are originated by Sunnova Energy Corporation (“SEC”)) and related solar assets directly from AP7H pursuant to a sale and contribution agreement, to fund certain reserve accounts that are required to be maintained by EZOP in accordance with the Amended EZOP Credit Agreement and to pay fees and expenses incurred in connection with the EZOP revolving credit facility. The amount available for borrowings at any one time under the EZOP revolving credit facility is limited to a borrowing base amount determined at each borrowing and calculated based on the net aggregate solar loan balance of eligible solar loans of EZOP multiplied by the weighted average advance rate (in each case, as defined in the Amended EZOP Credit Agreement). EZOP is able to borrow new advances under the EZOP revolving credit facility during an availability period, which is scheduled to end on May 20, 2025.

Interest on the borrowings under the EZOP Revolving Credit Facility is due monthly. Borrowings under the EZOP revolving credit facility bear interest at a rate based on Term SOFR (as defined in the Amended EZOP Credit Agreement) plus a Term SOFR spread adjustment specific to each lender. The EZOP revolving credit facility requires EZOP to pay an unused line fee based on the daily unused portion of the commitments under the EZOP revolving credit facility. Payments from the solar loans are deposited into accounts established pursuant to the EZOP revolving credit facility and applied in accordance with a cash waterfall in the manner specified in the EZOP revolving credit facility. EZOP is also required to maintain certain reserve accounts for the benefit of the lenders under the EZOP revolving credit facility, each of which must remain funded at all times to the levels specified in the Amended EZOP Credit Agreement.

In connection with the EZOP revolving credit facility, certain of our affiliates receive a fee for managing and servicing the solar loan agreements and related solar energy systems pursuant to the amended and restated management and servicing agreements. In addition, SEC guarantees (a) the manager’s obligations to manage the solar loan agreements and related solar energy systems pursuant to the management agreement, (b) the servicer’s obligations to service the solar loan agreements and related solar energy systems pursuant to the servicing agreement, (c) AP7H’s specified indemnity obligations and refund obligations for certain breaches of representations and warranties in respect of the solar loans pursuant to the sale and contribution agreement, (d) AP7H’s obligations to repurchase or substitute certain ineligible solar loans or cure a defective solar loan sold to EZOP pursuant to certain sale and contribution agreements and (e) certain indemnification obligations related to its affiliates in connection with the EZOP revolving credit facility, but does not provide a general guarantee of EZOP’s obligations under the Amended EZOP Credit Agreement or of the creditworthiness of the assets of EZOP pledged as the collateral for the EZOP revolving credit facility. Under the limited guarantee, SEC is subject to certain financial covenants regarding tangible net worth, working capital and restrictions on the use of proceeds from the EZOP revolving credit facility. Obligations of EZOP under the Amended EZOP Credit Agreement are secured by first priority liens on substantially all of the assets of the EZOP. Certain obligations of AP7H under the sale and contribution agreement are secured by a first priority lien on the equity of EZOP owned by AP7H.

The Amended EZOP Credit Agreement contains various covenants that limit EZOP’s ability to, among other things, incur additional indebtedness and create liens, make investments or loans, merge or consolidate with other companies, sell assets, make certain restricted payments and distributions, and engage in certain transactions with affiliates. The Amended EZOP Credit Agreement contains customary events of default. If an event of default occurs and is continuing, (i) the commitments under the EZOP revolving credit facility could be terminated, (ii) any outstanding borrowings may be declared immediately due and payable and (iii) the lenders may commence foreclosure or other actions against the collateral.

The foregoing description of the Amended EZOP Credit Agreement is qualified in its entirety by reference to the full text of the Amended EZOP Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.1*	Second Amended and Restated Credit Agreement, among Sunnova EZ-Own Portfolio, LLC, Sunnova SLA Management, LLC, Sunnova Asset Portfolio 7 Holdings, LLC, the lenders and other financial institutions party thereto and Atlas Securitized Products Holdings, L.P., as administrative agent, dated as of August 2, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5) and 601(b)(10). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: August 7, 2023	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel